UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 5, 2008

The Inventure Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 N. 40th St., Suite 300, Phoenix, AZ		85018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Eric J. Kufel

On May 9, 2008, the Company announced the resignation of Eric J. Kufel, the Company’s Chief Executive Officer, effective on May 19, 2008 (the “Effective Date”), the date of the Company’s 2008 annual meeting of stockholders (the “Annual Meeting”).  The terms of the separation were approved by the Company’s Board of Directors and set forth in a Separation Agreement dated May 5, 2008, which generally provides that:

•                 Mr. Kufel will not stand for re-election to the Board of Directors, and, accordingly, the term of his directorship will expire immediately following the Annual Meeting;

•                 In lieu of any and all payments, benefits and amounts under Mr. Kufel’s Executive Employment Agreement dated February 14, 2006, contingent upon Mr. Kufel’s execution of a release and continued compliance with non-competition and other restrictive covenants, the Company will (a) during the 9-month period following the Effective Date, continue paying Mr. Kufel’s existing base salary of $35,253.77 per month, and pay all of the costs of Mr. Kufel’s COBRA coverage; and (b) extend the period following the Effective Date during which Mr. Kufel may exercise Company stock options vested as of the Effective Date from 60 days to 1 year; and

•                 During the 9-month period following the Effective Date, Mr. Kufel agrees to make himself available at the reasonable request of the Company’s Chief Executive Officer without additional consideration

A copy of the Separation Agreement is attached hereto and incorporated by reference herein as Exhibit 99.1.

Terry McDaniel

On May 9, 2008, the Company announced the appointment of Terry McDaniel, the Company’s Chief Operating Officer, to the position of Chief Executive Officer, effective on May 19, 2008 (the “Effective Date”), the date of the Company’s 2008 annual meeting of stockholders (the “Annual Meeting”).  In connection with his appointment:

•                 The Company’s Board of Directors designated Mr. McDaniel to fill the vacancy resulting upon the expiration of Mr. Kufel’s directorship immediately following the Annual Meeting;

•                 The Compensation Committee approved, effective as of the Effective Date, an increase in Mr. McDaniel’s annual base salary to $385,000, an increase in monthly car allowance to $1,000 per month, and, to the extent that Mr. McDaniel is entitled on termination to six months’ severance payments under his previously disclosed Executive Employment Agreement, and Mr. McDaniel lists the sale of his residence with a licensed real estate broker during the 6-month severance period and completes the sale of such residence during the 12-month period following the expiration of the 6-month severance period at a sale price less than the amount he initially paid for such residence (net of real estate commissions and other closing costs), the Company shall reimburse Mr. McDaniel for such loss in a lump sum payment up to a maximum of $96,250; and

•                 The Compensation Committee granted Mr. McDaniel an option to purchase 200,000 shares of common stock under the Company’s 2005 Equity Incentive Plan at an exercise price equal to the closing share price on May 7, 2008.  The option will vest over three years from the date of grant, have a term of five years, and be otherwise consistent with the Company’s Form of Employee Incentive Stock Option Agreement.

Mr. McDaniel is 51 years old and has served as the Company’s Chief Operating Officer since April 2006.  From 2003 to 2006, Mr. McDaniel was President/CEO and Board Member of MSLI Worksite Benefits, a company that markets voluntary benefits through the worksite, to Fortune 1000 companies.  From 1998 to 2003, Mr. McDaniel served as President/CEO and Board Member of Wise Foods, Inc.  Prior to 1998, Mr. McDaniel served as Vice President of Sales and Marketing for Wise Foods, Inc., and as Vice President of Sales for Haagen-Dazs Company, Inc.  Prior to these positions, he held sales leadership positions for companies such as the Nestle Corporation, Tropicana Products, Inc. and Unilever.

There is no arrangement or understanding between Mr. McDaniel and any other person pursuant to which Mr. McDaniel was appointed as Chief Executive Officer or a member of the Board of Directors.  There are no transactions in which Mr. McDaniel has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Steve Weinberger

To reflect the increased duties and responsibilities of Steve Weinberger, the Company’s Chief Financial Officer in conjunction with the above-described management transition:

•                 The Compensation Committee approved, effective as of the Effective Date, an increase in Mr. Weinberger’s annual base salary to $265,000, an increase in his monthly car allowance to $1,000 per month, and, to the extent that Mr. Weinberger is entitled on termination to six months’ severance payments under his previously disclosed Executive Employment Agreement, and Mr. Weinberger lists the sale of his residence with a licensed real estate broker during the 6-month severance period and completes the sale of such residence during the 12-month period following expiration of the 6-month severance period at a sale price less than the amount he initially paid for such residence (net of real estate commissions and other closing costs), the Company shall reimburse Mr. Weinberger for such loss in a lump sum payment up to a maximum of $66,250; and

•                 The Compensation Committee granted Mr. Weinberger an option to purchase 150,000 shares of common stock under the Company’s 2005 Equity Incentive Plan at an exercise price equal to the closing share price on May 7, 2008.  The option will vest over three years from the date of grant, have a term of five years, and be otherwise consistent with the Company’s Form of Employee Incentive Stock Option Agreement.

Item 8.01                                             Other Events

On May 9, 2008, the Company issued a press release announcing the resignation of Eric J. Kufel as Chief Executive Officer of the Company and the appointment of Terry McDaniel as Chief Executive Officer of the Company, effective on May 19, 2008, the date of the Company’s 2008 annual meeting of stockholders.

A copy of the Press Release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1                                    Separation Agreement dated May 5, 2008 between the Company and Eric J. Kufel.

Exhibit 99.2                                    Press release dated May 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Inventure Group, Inc.
(Registrant)

Date	May 9, 2008
/s/ Steve Weinberger
(Signature)

Steve Weinberger
Chief Financial Officer